SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. _________ )

Filed by the Registrant  [ X ]
Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[X] Definitive proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

CYPRESS SEMICONDUCTOR CORPORATION
- --------------------------------------------------
(Name of Registrant as specified in its charter)

CYPRESS SEMICONDUCTOR CORPORATION
- --------------------------------------------------
(Name of person(s) filing proxy statement)

Payment of filing fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act
      14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities
    to which transaction applies:     ____________________________________

(2) Aggregate number of securities
    to which transaction applies:      ____________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: ______________________________________

(4) Proposed maximum aggregate value of transaction: _______________________

(A) Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check the box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: __________________________________

(2) Form, Schedule or Registration Statement No.: _________________________

(3) Filing Party: __________________________________

(4) Date Filed: _________________________________

                                                                 April 5, 1996


Dear Stockholder:

     You are cordially invited to attend the Cypress Semiconductor Corporation Annual Meeting of Stockholders to be held on Friday, May 3, 1996 at 10:00 a.m., local time, at the Company's offices located at 4001 North First Street, San Jose, California 95134.

     At the Annual Meeting, in addition to electing five directors and approving the appointment of Price Waterhouse LLP as the Company's independent accountants for this fiscal year, you will be asked to approve a proposal relating to the Company's 1994 Stock Option Plan.

     The Company proposes to amend its 1994 Stock Option Plan relating to the vesting of options granted to non-employee directors of the Company. The proposal would change the vesting of all future grants of options to such directors to provide that such options would vest over a five-year term, as compared to the current vesting term, which provides for full vesting after four years. The purpose of such amendment is to have the vesting term of options granted to outside directors correspond with the vesting term of options granted to employees of the Company.

     We hope you will be able to attend the Annual Meeting on May 3rd for a report on the status of the Company's business and performance during 1995. There will be an opportunity for stockholders to ask questions. Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card to ensure your representation at the meeting.


                                        Very truly yours,


                                        T.J. Rodgers, President and CEO

                       CYPRESS SEMICONDUCTOR CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   May 3, 1996


TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cypress Semiconductor Corporation (the "Company"), a Delaware corporation, will be held on Friday, May 3, 1996 at 10:00 a.m., local time, at its offices located at 4001 North First Street, San Jose, California 95134, for the following purposes:

1. To elect directors to serve for the ensuing year and until their successors are elected.

2. To ratify and approve the amendment to the Company's 1994 Stock Option Plan to amend the vesting of options granted to non-employee directors of the Company such that (i) future initial grants of options to outside directors will vest over a five-year term, as compared to the current four-year term, and
(ii) future subsequent grants of options to outside directors will vest over a five-year term, as compared to the current structure which provides for full vesting after four years.

3. To ratify the appointment of Price Waterhouse LLP as independent accountants of the Company for the fiscal year ending December 30, 1996.

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on March 5, 1996 are entitled to receive notice of, to attend and to vote at the meeting and any adjournment thereof.

All stockholders are cordially invited to attend the meeting in person. Any stockholder attending the meeting may vote in person even if such stockholder returned a proxy.


                                              FOR THE BOARD OF DIRECTORS

                                              Emmanuel Hernandez, Secretary

San Jose, California
April 5, 1996


IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                       CYPRESS SEMICONDUCTOR CORPORATION
                                 _______________

              PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

     The enclosed Proxy is solicited on behalf of the Board of Directors of Cypress Semiconductor Corporation (the "Company") for use at the Company's Annual Meeting of Stockholders ("Annual Meeting") to be held Friday,
May 3, 1996, at 10:00 a.m., local time, or at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at 4001 North First Street, San Jose, California 95134.

     The Company's principal executive offices are located at 3901 North First Street, San Jose, California 95134. The telephone number at that address is
(408) 943-2600.

     These proxy solicitation materials were mailed on or about April 5, 1996 to all stockholders entitled to vote at the Annual Meeting.


                 INFORMATION CONCERNING SOLICITATION AND VOTING


RECORD DATE AND SHARES OUTSTANDING

     Stockholders of record at the close of business on March 5, 1996 are entitled to notice of, and to vote at, the Annual Meeting. At the record date, 79,725,519 shares of the Company's Common Stock were outstanding.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

     Every stockholder voting for the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder's shares are entitled, or distribute such stockholder's votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more than five candidates. However, no stockholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting prior to the voting of the intention to cumulate the stockholder's votes. On all other matters each share has one vote.

     The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD" from a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the Common Stock present in person or represented by proxy at the Annual Meeting and "entitled to vote on the subject matter" (the "Votes Cast") with respect to such matter.

     While abstentions (votes "withheld") will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter, broker non-votes with respect to proposals set forth in this Proxy Statement will not be considered "Votes Cast" and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

DEADLINES FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 1997 Annual Meeting must be received by the Company no later than December 6, 1996 in order to be included in the proxy statement and form of proxy relating to that meeting.

PROPOSAL ONE - ELECTION OF DIRECTORS

NOMINEES

     A Board of five directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the five nominees named below, all of whom are presently directors of the Company. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will ensure the election of as many of the nominees listed below as possible. In such event, the specific nominees for whom such votes will be cumulated will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified. It is not expected that any nominee will be unable or will decline to serve as a director.

     The name of and certain information regarding each nominee is set forth below.

                                                                    Director
Name of Nominee          Age           Principal Occupation           Since
- ----------------------   ---     -------------------------------    --------
T.J. Rodgers             48      President and Chief Executive        1982
                                  Officer of the Company

Pierre R. Lamond         65      General Partner, Sequoia Partners    1983

Fred B. Bialek           62      Business Consultant                  1991

Eric A. Benhamou         40      President and Chief Executive        1993
                                  Officer of 3COM Corporation

John C. Lewis            60      Chairman of the Board of Amdahl      1993
                                  Corporation

     Except as set forth below, each of the nominees has been engaged in his principal occupation described above during the past five years. There are no family relationships among directors or executive officers of the Company.

     T.J. Rodgers is a co-founder of the Company and has been its President and Chief Executive Officer since 1982. Mr. Rodgers serves as a director of Vitesse Semiconductor Corporation and C-Cube Corporation.

     Pierre R. Lamond has been a general partner of Sequoia Partners, which manages several venture capital funds, including Sequoia Capital IV, Sequoia Capital V and Sequoia Capital Growth Fund, since 1981. Mr. Lamond serves as a director of Vitesse Semiconductor Corporation, CKS Group, Inc. and
VidaMed, Inc.

     Fred B. Bialek has been an independent business consultant since November 1986, during which time he has been active in the negotiation and execution of merger and acquisition transactions for semiconductor and other technology companies. Mr. Bialek has acted as a consultant to Cypress in certain of its acquisitions, including Cypress Semiconductor (Minnesota) Inc. ("CMI"), the Company's third wafer fabrication facility. Mr. Bialek, who was a founder of National Semiconductor Corporation, has over 30 years operating experience in semiconductor and related technology industries.

     Eric A. Benhamou was Vice President and General Manager of 3COM Corporation ("3COM"), a data Networking company, from September 1987 to April 1990. From April 1990 to September 1990, he was Chief Operating Officer of 3COM. In April 1990, he was promoted to President and Chief Executive Officer of 3COM, a position in which he has served since then. Mr. Benhamou is a director of 3COM.

     John C. Lewis has been Chairman of the Board of Amdahl Corporation, a computer manufacturer, since 1987. He was President of Amdahl from 1977 until 1987, and Chief Executive Officer of Amdahl from 1983 until 1992. Mr. Lewis is also a director of Vitesse Semiconductor Corporation and Pinnacle Systems, Inc.

REQUIRED VOTE

     The five nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no further legal effect under Delaware law.

BOARD MEETINGS AND COMMITTEES

     Pierre R. Lamond serves as Chairman of the Board of Directors of the Company. The Board of Directors held a total of seven meetings during the fiscal year ended January 1, 1996. During fiscal 1995, no director attended fewer than 75% of all such meetings of the Board of Directors and of the committees, if any, upon which such director served. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors does not have a nominating committee or any committee performing similar functions.

     The principal functions of the Audit Committee, which consists of Messrs. Lamond and Lewis, are: (1) to consult with the Company's independent accountants concerning the scope of the audit and to review with them the results of their examination; and (2) to review and approve any material accounting policy changes affecting the Company's operating results and to review the Company's control procedures and personnel. The Audit Committee held two meetings in fiscal 1995.

     The Compensation Committee, which consists of Messrs. Lamond and Benhamou, reviews compensation and benefits for the Company's senior executives and has authority to grant stock options under the Company's 1994 Stock Option Plan (the "1994 Option Plan") to employees and consultants (including officers and directors who are also employees or consultants of the Company). The Compensation Committee held six meetings during fiscal 1995.

COMPENSATION OF DIRECTORS

STANDARD ARRANGEMENTS

Directors who are not employees receive $5,000 each quarter.

     The 1994 Option Plan provides for the automatic grant of nonstatutory options to outside directors of the Company. Each outside director is granted an initial option to purchase 80,000 shares of Common Stock (the "Initial Option") and an additional Option to purchase 20,000 shares of Common Stock (a "Subsequent Option") each year thereafter. The Initial Option becomes exercisable over a four-year period in annual installments of 20,000 shares and Subsequent Options become exercisable four years after the date on which they are granted. Consequently, the 1994 Option Plan provides for an on-going vesting program of 20,000 shares per year to outside directors. The exercise price of options granted under the 1994 Option Plan is the fair market value of the Company's Common Stock on the date of grant.

OTHER ARRANGEMENTS

     The Company has a consulting relationship with one of its directors, Fred
B. Bialek.  See "Certain Transactions."

                                   MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of January 1, 1996 by (i) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's directors, (iii) the Company's Chief Executive Officer and each of the four other most highly compensated individuals who served as executive officers of the Company at fiscal year end (the "Named Officers") and (iv) all individuals who served as directors or executive officers at fiscal year end as a group:

                                                   SHARES BENEFICIALLY OWNED(1)
                                                   ----------------------------
DIRECTORS, OFFICERS AND 5% STOCKHOLDERS(2)             NUMBER        PERCENT
- -------------------------------------------------  -------------- -------------
DIRECTORS

   T.J. Rodgers(3)                                      1,498,190          1.8%
   Pierre R. Lamond(4)                                    197,254            *
   Fred B. Bialek(5)                                      336,419            *
   Eric A. Benhamou(6)                                     40,000            *
   John C. Lewis(7)                                        45,000            *

NAMED OFFICERS

   J. Daniel McCranie(8)                                   14,173            *
   Antonio L. Alvarez(9)                                   69,407            *
   Emmanuel Hernandez(10)                                  62,635            *
   Lothar Maier(11)                                        58,296            *

All directors and executive officers at fiscal year
end as a group (9 persons)(12)                          2,321,374          2.8%
- ----------------------
 * Less than 1%.

(1) All share amounts have been adjusted to reflect a two-for-one stock split effected in the form of a stock dividend which was paid on October 31, 1995.

(2) Based on a Schedule 13G filed on February 2, 1996, pursuant to the Securities Exchange Act of 1934, as amended, J&W Seligman & Co. Incorporated owned 6,232,100 shares of the Company's Common Stock on December 31, 1995, representing 7.6% of the Company's outstanding common stock on such date. However, on February 16, 1996, J&W Seligman & Co. Incorporated filed an amendment to its Schedule 13G indicating that it no longer held 5% of the outstanding Common Stock of the Company.

(3) Mr. Rodgers is also President and Chief Executive Officer of the Company. Includes options to purchase 1,084,666 shares of Common Stock exercisable within 60 days of January 1, 1996.

(4) Includes 177,254 shares held by the Lamond Living Trust. Also includes options held by Mr. Lamond to purchase 20,000 shares of Common Stock exercisable within 60 days of January 1, 1996.

(5) Represents options to purchase 336,419 shares of Common Stock exercisable within 60 days of January 1, 1996.

(6) Represents options to purchase 40,000 shares of Common Stock exercisable within 60 days of January 1, 1996.

(7) Represents options to purchase 45,000 shares of Common Stock exercisable within 60 days of January 1, 1996.

(8) Represents options to purchase 14,173 shares of Common Stock exercisable within 60 days of January 1, 1996.

(9) Represents options to purchase 69,407 shares of Common Stock exercisable within 60 days of January 1, 1996.

(10) Includes options to purchase 56,911 shares of Common Stock exercisable within 60 days of January 1, 1996.

(11) Includes options to purchase 51,124 shares of Common Stock exercisable within 60 days of January 1, 1996.

(12) Includes options held by executive officers and directors of the Company to purchase an aggregate of 1,717,700 shares of Common Stock exercisable within 60 days of January 1, 1996.

EXECUTIVE COMPENSATION

     The following table shows, as to each of the Named Officers, information concerning compensation paid for services to the Company in all capacities during the three fiscal years ended January 1, 1996:


                           SUMMARY COMPENSATION TABLE

                                                   Long-Term
                           Annual Compensation    Compensation
                                                     Awards
    Name and                                       Securities        All
    Principal                                      Underlying       Other
    Position     Year Salary(1> Bonus(2) Other(3) Options(#)(4) Compensation(5)
- ---------------- ---- --------- -------- -------- ------------- ---------------
T.J. Rodgers     1995 $ 287,710 $236,813    --       200,000          --
 President,      1994 $ 278,911 $109,253    --       300,000          --
 Chief Executive 1993 $ 272,942 $    351    --       250,000          --
 Officer and
 Director

J. Daniel        1995 $ 283,551 $219,793    --         --             --
 McCranie        1994 $ 291,029 $ 86,128    --       200,000          --
 Vice President, 1993 $  57,586 $     --    --       340,000          --
 Marketing and
 Sales

Antonio Alvarez  1995 $ 207,593 $160,043    --       146,930          --
 Vice President, 1994 $ 199,949 $ 66,440    --        38,250          --
 Research and    1993 $ 191,583 $    351    --        41,372          --
 Development

Lothar Maier     1995 $ 184,730 $157,317 $ 61,354    160,060    $    450
 Vice President, 1994 $ 163,196 $ 64,047 $ 35,274     86,000    $    550
 Wafer Manufac-  1993 $ 159,595 $    851 $ 35,724     62,198          --
 turing, and
 President
 Cypress Semi-
 conductor
 (Minnesota)Inc.

Emmanuel         1995 $ 171,685 $162,167       --    116,458          --
 Hernandez       1994 $ 159,458 $ 59,994       --     58,000          --
 Vice President, 1993 $ 100,514 $    351       --     80,000          --
 Finance and
 Administration,
 and Chief
 Financial
 Officer

- ---------------------------
(1) Compensation is included in the year earned.

(2) Includes cash profit sharing awarded to each employee under the Company's Employee Profit Sharing Plan and other awards. Fiscal 1995 and fiscal 1994 bonuses also include amounts earned under the Company's 1995 key employee bonus plan and 1994 key employee bonus plan, respectively, by virtue of the Company's achievement of a target level of earnings per share, as well as success in accomplishing certain group- and individual-specific goals, in fiscal 1995 and fiscal 1994, respectively. Bonus amounts earned under the 1995 key employee bonus plan will be paid in three installments, the first a 50% payment was made on January 31, 1996, the second a 25% payment to be made approximately July 31, 1996 and the third a 25% payment to be made approximately January 31, 1997; however, subject to certain limited exceptions, only individuals remaining in the Company's employment at the time of each such payment will receive that payment. Aggregate amounts earned and (subject to the above condition) payable under the 1995 key employee bonus plan are as follows: for Mr. Rodgers, $231,988; for Mr. McCranie, $214,968; for Mr. Alvarez, $155,218; for Mr. Maier, $152,492; and for Mr. Hernandez, $157,342.

(3) Represents annual compensation paid in connection with Mr. Maier's relocation.

(4) All share amounts have been adjusted to reflect a two-for-one stock split effected in the form of a stock dividend which was paid on October 31, 1995.

(5) Represents that portion of the Company's contribution toward the purchase of Mr. Maier's computer which was paid in fiscal 1994. The Company's contribution is made pursuant to its Computer Program, which is available to all employees.

  The following table shows, as to each of the Named Officers, option grants during the last fiscal year and the potential realizable value of those options, assuming 5% and 10% appreciation, at the end of their term:


                        OPTION GRANTS IN FISCAL 1995


                           % of Total                    Potential Realizable
                Number of  Options                         Value at Assumed
                Securities Granted to                    Annual Rates of Stock
                Underlying Employees                      Price Appreciation
                 Options   in Fiscal Exercise Expiration    For Option Term
     Name       Granted(1)   Year(2) Price(3)   Date(4)     5%(5)     10%(5)
- -----------     ---------- --------- -------- ---------- ---------- ----------
T.J. Rodgers       200,000      2.7% $  16.19   10/01/05 $2,036,046 $5,159,741
J. Daniel
  McCranie              --        --       --         --         --         --
Antonio L.
  Alvarez          146,930      2.0% $  16.19   10/01/05 $1,495,781 $3,790,604
Lothar Maier       160,060      2.1% $  16.19   10/01/05 $1,629,448 $4,129,341
Emmanuel Hernandez 116,458      1.6% $  16.19   10/01/05 $1,185,569 $3,004,466

- --------------------

(1) Options granted under the Company's 1994 Stock Option Plan typically have a 10-year term, vest over a four-year period of employment and have an exercise price equal to market value on the date of grant. All share amounts have been adjusted to reflect a two-for-one stock split effected in the form of a stock dividend which was paid on October 31, 1995.

(2) Options to purchase an aggregate of 7,504,204 shares of Common Stock of the Company were granted to employees during the fiscal year ended January 1, 1996.

(3) The exercise price may be paid by check, cash or delivery of shares that are already owned.

(4) Options may terminate before their expiration dates if the optionee's status as an employee or consultant is terminated, upon the optionee's death or upon an acquisition of the Company.

(5) Potential realizable value is based on an assumption that the market price of the stock appreciates at the stated rate, compounded annually, from the date of grant until the end of the ten-year option term. These values are calculated based on requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price appreciation.

The following table shows, for each of the Named Officers, information concerning options exercised during fiscal 1995 and the value of options held at fiscal year end:

                 AGGREGATED OPTION EXERCISES IN FISCAL 1995 AND
                       FISCAL 1995 YEAR-END OPTION VALUES


                                                  Number of Securities
                                                Underlying Unexercised
                      Shares                       Options at Fiscal
                    Acquired on                        Year End:
                     Exercise     Value      -------------  -------------
Name                  (#)(2)    Realized($)   Exercisable   Unexercisable
- ------------------- ----------- -----------  -------------  -------------
T.J. Rodgers            180,800 $ 3,603,159      1,030,702        520,226
J. Daniel McCranie       51,969 $   591,716          4,725        360,628
Antonio L. Alvarez      280,000 $ 4,136,069         55,845        187,353
Lothar Maier            248,942 $ 3,005,818         34,526        232,566
Emmanuel Hernandez       30,000 $   551,040         44,547        179,911


                         Value of Unexercised
                         In-the-Money Options
                      at Fiscal Year Ended($)(1):
                     -----------------------------
Name                   Exercised    Unexercisable
- -------------------  ------------  ---------------
T.J. Rodgers         $  6,102,255  $   1,824,861
J. Daniel McCranie   $     27,759  $   1,781,190
Antonio L. Alvarez   $    405,885  $     368,633
Lothar Maier         $    167,764  $      39,248
Emmanuel Hernandez   $    212,751  $      28,576
- ---------------------------

(1) Calculated by determining the difference between the fair market value of the securities underlying the options at December 29, 1995 ($12.625) and the exercise price of the options.

(2) All share amounts have been adjusted to reflect a two-for-one stock split effected in the form of a stock dividend which was paid on October 31, 1995.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors has the responsibility to review compensation programs and benefits for the Company's employees generally, and specifically for the executive officers of the Company, and has exclusive authority to grant stock options to the executive officers of the Company. The Company applies a consistent philosophy to compensation for all employees including its executive officers, based on the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common objectives. The Company strives to achieve those objectives through teamwork that is focused on meeting the defined expectations of customers and stockholders.

     The goals of the Compensation Committee are to align executive compensation with business objectives and performance, and to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company. The Company's compensation program for executive officers is based on the same principles applicable to compensation decisions for all employees of the Company:

     COMPETITIVE LEVELS OF COMPENSATION. The Company is committed to providing a compensation program that helps attract and retain the best people in the industry. To ensure that pay is competitive, the Company periodically reviews the compensation practices of other leading companies in the semiconductor industry. The Company believes that its compensation levels fall within the median of industry compensation levels.

     PERFORMANCE-DRIVEN REWARDS. Executive officers are rewarded based upon corporate performance, business unit performance and individual performance. Corporate performance and business unit performance are evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as operating profit, performance relative to competitors and timely new product introductions. Individual performance is evaluated by measuring organization progress against set objectives.

     PERFORMANCE AND COMPENSATION FEEDBACK. At the beginning of the performance cycle, key quarterly and annual objectives are set for each officer. The CEO gives ongoing feedback on performance to each officer. At the end of the performance cycle, the Compensation Committee evaluates the extent to which the key objectives have been accomplished, which evaluation affects decisions on merit increases and stock option grants.

     The Company's compensation program, which consists of cash- and equity-based compensation, allows the Company to attract and retain highly skilled officers, provide useful products and services to customers, enhance stockholder value, motivate technological innovation and adequately reward its executive officers and other employees. The components are:

Cash-Based Compensation:

     The Committee sets base salary for officers on the basis of level of responsibility, prior performance and other factors after reviewing the compensation levels for competitive positions in the market.

     The Company has a quarterly profit sharing plan under which it distributes to all employees, including executive officers, payments based on the Company's achieving a targeted level of earnings per share. The Company believes that all employees share the responsibility of achieving profits. Accordingly, it awards an equal portion to all employees regardless of salary or position level. Under the profit-sharing plan, specific Company performance criteria must be met for employees to be eligible for bonuses. For 1995, the Company met these criteria during all quarters.

     The Company adopted a key employee bonus plan effective at the beginning of fiscal year 1995, in which the Chief Executive Officer, Company Vice Presidents and certain other key employees participated. Plan participants earned bonuses (in each case a percentage of the participant's base salary) based on the Company's achievement of a targeted level of earnings per share, as well as success in accomplishing certain group- and individual-specific goals. The plan provided that no bonus would be awarded unless the Company achieved at least 90% of its earnings target for fiscal year 1995. Bonus amounts to be awarded under the plan have been determined for fiscal year 1995 and total in the aggregate $4,937,000. Bonus amounts earned will be paid in three installments, the first a 50% payment was made on January 31, 1996, the second a 25% payment to be made approximately July 31, 1996 and the third a 25% payment to be made approximately January 31, 1997. Subject to certain limited exceptions, only individuals remaining in the Company's employment at the time of each such payment will receive that payment.

Equity-Based Compensation:

     Stock options provide additional incentives to officers to work to maximize stockholder value. The options become exercisable over a defined period of employment with the Company to encourage officers to continue in the employ of the Company. In line with its compensation philosophy, the Company grants stock options to all employees, commensurate with their potential contributions to the Company. Stock options are included as part of the initial employment compensation package, and are also awarded for promotions and pursuant to the annual Evergreen Stock Program, which provides long-term incentives to virtually all employees based on performance and potential contributions.

     T.J. Rodgers has been President and Chief Executive Officer of the Company since its incorporation in 1982. In determining Mr. Rodgers' compensation, the Committee evaluates corporate performance, individual performance, compensation paid to other executive officers of the Company and total compensation (including salary, bonus and equity compensation) paid to chief executive officers of comparable companies. In 1995, Mr. Rodgers' annualized salary was $287,710, and he received a cash bonus of $4,825 under the Employee Profit Sharing Plan. A fundamental tenet of Cypress' compensation policy, particularly with respect to compensation of the CEO, is to link the level of compensation obtained to the Company's performance as measured by profitability and long-term growth. One way that Cypress establishes this link is to award Mr. Rodgers with compensation in the form of options to purchase stock, since the market will reward superior Company performance by increasing the value of his equity and penalize unsatisfactory performance by diminishing or eliminating such value. Through his equity ownership in the Company, which consisted of 413,524 shares of Common Stock and options to purchase 1,550,928 shares of Common Stock (including a 200,000 share option granted in fiscal
1995) on January 1, 1996, Mr. Rodgers shares with the other stockholders of the Company a significant stake in the success of the Company's business. A second way that Cypress establishes the link between Company performance and level of compensation is by its bonus plan, which awards variable compensation based to a substantial degree on an objective measure of the Company's profitability and long-term growth. It is the philosophy of Cypress and this Committee to bias compensation toward this kind of variable compensation as well as equity awards, meaning that when the Company performs well, as principally indicated by profitability, employees, and in particular the CEO, will be very well compensated, to a level which may exceed the median of industry compensation levels. When the Company's performance is below target levels, however, variable compensation will be limited or non-existent and equity compensation will not attain the same value, meaning that the CEO's overall compensation package may well be below industry median levels. Consistent with these objectives, Mr. Rodgers earned $231,988 under the 1995 key employee bonus plan by virtue of the Company's achievement of a target level of earnings per share, as well as success in accomplishing certain group-and individual-specific goals, in fiscal 1995. Bonus amounts earned under the key employee bonus plan will be paid in three installments, the first a 50% payment was made on January 31, 1996, the second a 25% payment to be made approximately July 31, 1996 and the third a 25% payment to be made approximately January 31, 1997; however, subject to certain limited exceptions, only individuals remaining in the Company's employment at the time of each such payment will receive that payment.

                                              COMPENSATION COMMITTEE OF THE
                                              BOARD OF DIRECTORS
                                              --  Pierre R. Lamond
                                              --  Eric A. Benhamou


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee was or is an officer or employee of the Company. Pierre R. Lamond, Chairman of the Board of the Company, and T.J. Rodgers, President, Chief Executive Officer and a director of the Company, are directors and members of the Compensation Committee of the Board of Directors of Vitesse Semiconductor Corporation ("Vitesse"). Mr. Lamond is also Chairman of the Board of Vitesse. Neither Cypress nor Vitesse treats Chairman of the Board as an officer of the corporation for compensation purposes. Mr. Lamond is a general partner of a venture capital firm which invested in the Company prior to its initial public offering in 1986.

CERTAIN TRANSACTIONS

     In October 1993, J. Daniel McCranie, Vice President of Marketing and Sales, incurred $210,000 of indebtedness to the Company, which indebtedness bears interest at 4% per annum and is unsecured. In 1995, the Company and Mr. McCranie agreed to extend the length of time that such indebtedness is payable by two years, such that the indebtedness is now due on October 7, 1998. In the event Mr. McCranie is still employed by the Company on October 7, 1998, the promissory note will be canceled and the indebtedness forgiven.

     In October 1993, the Company entered into a consulting arrangement (the "1993 Consulting Agreement") with Fred B. Bialek, a member of the Company's Board of Directors. Pursuant to the terms of the 1993 Consulting Agreement, as amended in February 1994, Mr. Bialek was paid an annualized fixed retainer of $242,000, which was increased on April 1 of each year by an amount equal to the average percentage salary increase as approved by the Board of Directors for
all Company employees.   Under  the 1993 Consulting Agreement, Mr. Bialek was
also granted a fully exercisable option to purchase 120,000 shares of the Company's Common Stock and an additional option to purchase 240,000 shares of the Company's Common Stock which vests over approximately two and one-half years. In April 1995, the Company entered into a new consulting arrangement (the "1995 Consulting Agreement") with Mr. Bialek pursuant to which he will be paid an annualized fixed retainer of $269,346, payable in equal installments on the first day of each month. Pursuant to the terms of the 1995 Consulting Agreement, Mr. Bialek was also granted an option to purchase 20,000 shares of
the Company's Common Stock which vests four years from the date of grant.   In
addition, Mr. Bialek is reimbursed for out-of-pocket business expenses for travel, lodging, phone and administrative support related to his consulting services for the Company on receipt of invoice. The 1995 Consulting Agreement expires on April 1, 1996, but may be extended by mutual agreement of the Company and Mr. Bialek. Prior to its expiration, the 1995 Consulting Agreement is terminable by either the Company or Mr. Bialek 30 days following written notice of such termination.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers. Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

     Based solely on its review of the copies of such forms received by it, the Company believes that, during the fiscal year ended January 1, 1996, all
Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were satisfied.

COMPANY STOCK PRICE PERFORMANCE

     The following graph shows a five-year comparison of cumulative total return for the Company's stock, the Standard & Poor's 500 Stock Index and the S&P Electronic Index for Semiconductor and Component Manufacturers. The Company is using the S&P Electronic Index for Semiconductor and Component Manufacturers because the S&P Small Cap Semiconductor Index that has been presented in prior years is no longer publicized. As a result, it is not possible to compare the cumulative total return of the Company's Common Stock through December 31, 1995 with that of the S&P Small Cap Semiconductor Index.


COMPARISON OF FIVE YEAR CUMULATIVE RETURN*

EXERCISE DATE                     PRICE         DIVIDENDS          RETURN
- ----------------------------    ---------    ---------------    ------------

Cypress Semiconductor Corp.
- ----------------------------
12/29/95                            12.63                 --          129.55
12/30/94                            11.56                 --          110.23
12/31/93                             6.81                 --           23.86
12/31/92                             4.63                 --          -15.91
12/31/91                             8.56                 --           55.68
12/31/90                             5.50                 --              00

S & P 500 Index:
- ----------------------------
12/29/95                           615.93             13.799          113.24
12/30/94                           459.27             13.170           55.52
12/31/93                           466.45             12.573           53.55
12/31/92                           435.71             12.385           39.67
12/31/91                           417.09             12.203           30.00
12/31/90                           330.22               .967              00

S & P Electronic Semi
- ----------------------------
12/29/95                           282.32              1.301          398.77
12/30/94                           208.80              1.015          267.19
12/31/93                           179.51               .795          214.15
12/31/92                           117.09               .568          104.01
12/31/91                            72.06               .497           24.95
12/31/90                            58.07               .125              00





* ASSUMES $100 INVESTED ON DECEMBER 31, 1990 IN EACH INVESTMENT. TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS. PAST RESULTS ARE NOT AN INDICATION OF FUTURE INVESTMENT RETURNS.

               PROPOSAL TWO   AMENDMENT TO 1994 STOCK OPTION PLAN

GENERAL

     The 1994 Stock Option Plan (the "Option Plan") was approved in February 1994 by the Board of Directors and in April 1994 by the stockholders of the Company. There are currently a total of 19,468,322 shares of Common Stock reserved for issuance under the Option Plan. As of January 1, 1996, options to purchase approximately 19,448,101 shares were outstanding under the Option Plan and an aggregate of 20,221 shares were available for future grant thereunder. Such number of shares available for future grant thereunder will be increased on the first day of each new fiscal year of the Company during the term of the Option Plan by 4.5% of the number of shares of the Company's Common Stock outstanding as of the last business day preceding each such first day of each new fiscal year.

PROPOSAL

     On January 25, 1996 (the "Board Approval Date"), the Board of Directors adopted an amendment to the Option Plan which changed the vesting of options granted to outside directors of the Company by providing that each option granted to such directors will vest over a term of five years. The number of shares or "size" of option grants to outside directors were not affected by the amendment. At the Annual Meeting, the stockholders are being requested to approve such amendment.

     The purpose of the amendment is to ensure that options granted to outside directors will vest over the same period of time as options granted to employees of the Company. Prior to 1996, options granted to employees of the Company vested over a four-year period, with 1/4 of the shares subject to the option vesting one year from the date of grant and 1/48 of such shares vesting
each month thereafter.   In 1995, the Board of Directors modified the vesting
of new option grants to employees, with such options vesting over a five-year period. For new option grants to employees, 1/5 of the shares subject to the option vest one year from the date of grant and 1/60 of such shares vest each month thereafter. The amendment alters the vesting of new options granted to outside directors, with the options now vesting in equal proportions over a five-year period.

     The Option Plan provides for the automatic grant of nonstatutory options to non-employee directors of the Company. Each such director is granted an option to purchase 80,000 shares of Common Stock (the "Initial Option") on the later of October 12, 1988 or the date on which such person first becomes a director, whether through election by the stockholders of the Company or appointment by the Board of Directors to fill a vacancy. Thereafter, each non-employee director is automatically granted an Option to purchase 20,000 shares of Common Stock (a "Subsequent Option") on a date one year after the date of grant of the Initial Option and on the same date each year thereafter.

     The Initial Option currently becomes exercisable in annual installments of 20,000 shares with the first such installment exercisable one year from the outside director's election to the Board and 20,000 shares becoming exercisable each year thereafter, so that the Initial Option becomes fully vested four years from the date of grant. The amendment provides that all future Initial Options granted to outside directors will become exercisable in annual installments of 16,000 shares with the first such installment exercisable one year from the outside director's election to the Board and 16,000 shares becoming exercisable each year thereafter, so that the Initial Option becomes fully vested five years from the date of grant. The vesting of Initial Options granted to outside directors prior to the Board Approval Date was not modified by the amendment.

     Each Subsequent Option granted under the Option Plan currently vests in its entirety four years after the date on which it is granted. The amendment provides that all future grants of Subsequent Options will become exercisable in annual installments of 4,000 shares with the first such installment exercisable one year from date of grant and 4,000 shares becoming exercisable each year thereafter, such that each Subsequent Option is fully exercisable five years from the date of grant. The vesting of Subsequent Options granted to outside directors prior to the Board Approval Date was not modified by the amendment.


DESCRIPTION OF THE 1994 STOCK OPTION PLAN

PURPOSE

     The purpose of the Option Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to employees, consultants and directors of the Company and to promote the success of the Company's business.

ADMINISTRATION

     The Option Plan may be administered by the Board of Directors of the Company or by a committee of the Board. All stock option grants are currently being administered by the Compensation Committee of the Board of Directors, except that option grants to outside directors are automatic and do not require administration.

     No member of the Board or committee may vote on any Common Stock grant to himself or take part in any consideration of the Option Plan as it may apply to himself. Members of the Board of Directors or committee receive no additional compensation for their services in connection with the administration of the Option Plan. All questions of interpretation of the Option Plan are determined by the Board of Directors or its committee, and such determinations are final and binding upon all participants.

ELIGIBILITY

     The Option Plan permits participation by employees, consultants, officers and directors of the Company or its majority-owned subsidiaries. Incentive Stock Options may be granted only to employees, including officers. Options for outside directors are limited to non-discretionary automatic grant provisions.

TERMS OF OPTIONS GRANTED TO EMPLOYEES AND CONSULTANTS

     The terms of options granted under the Option Plan may be determined by the Board of Directors or its committee and are currently being determined by the Compensation Committee of the Board of Directors. Each option is evidenced by a stock option agreement between the Company and the employee or consultant to whom such option is granted and is normally subject to the following additional terms and conditions:

     (a) Exercise of the Option: The Board of Directors or its committee of the Board determines the vesting terms of the options granted to employees and consultants under the Option Plan. The current form of option agreement for new employees provides that options may be exercised at the rate of 1/5 of the shares granted at the end of the first year after commencement of employment and 1/60 of the shares at the end of each month thereafter, for a five-year vesting period. The Board or its committee may at any time or from time to time accelerate the vesting of any outstanding option. An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased, and tendering payment to the Company of the purchase price. The purchase price of the shares purchased upon exercise of any option shall be paid in consideration of such form as is determined by the Board of Directors or its committee, and such form of consideration may vary for each option.

     (b) OPTION PRICE: The price of option grants under the Option Plan is determined by the Board of Directors of the Company or its committee. In the case of an incentive stock option granted to an employee, the option price must not be less than 100% of the fair market value of the Common Stock on the date the option is granted, with the exception that in the case of an option granted to a stockholder who, immediately prior to such grant, owns stock representing more than 10% of the voting power or value of all classes of stock of the Company, the exercise price must not be less than 110% of such fair market value. In the case of a nonstatutory option granted to any other eligible person, the per share exercise price shall be no less than 85% of fair market value per share on the date of grant.

     (c) TERMINATION OF EMPLOYMENT: If the optionee's status as an employee or consultant terminates for any reason other than death or disability, options under the Option Plan may be exercised within such period of time after such termination as the Board or its committee may determine, up to 90 days in the case of incentive stock options and up to two years in the case of nonstatutory options, and may be exercised only to the extent the option was exercisable on the date of termination.

     (d) DISABILITY OF OPTIONEE: If an optionee should become totally and permanently disabled while employed by the Company, options may be exercised within such period of time after such termination due to such disability as the Board or its committee may determine, with the period of time being not less than six months and not more than twelve months from the date of termination, but only to the extent such options were exercisable on the date of termination.

     (e) DEATH OF OPTIONEE: If an optionee should die while employed by the Company, options may be exercisable at any time within six months after death, but only to the extent the options would have been exercisable had the optionee continued living and remained employed by the Company 12 months after the date of death. If an optionee should die after termination of employment with the Company, the Option Plan provides that if death occurs within 30 days after termination of continuous status as an employee or consultant, options may be exercised within six months after death to the extent the options were exercisable on the date of termination of employment.

     (f) TERMINATION OF OPTIONS: Options granted under the Option Plan expire 10 years from the date of grant unless otherwise provided in the option agreement. However, in the case of an option granted to an employee who at the time the option is granted owns stock representing more than ten percent of the voting power of all classes of stock of the Company or any parent or subsidiary, the term of the option shall not be greater than five years. No option may be exercised by any person after such expiration.

     (g) Non-transferability of Options: An option is nontransferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable only by the optionee during his lifetime or, in the event of death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee.

     (h) OTHER PROVISIONS: The option agreement may contain such other terms, provisions and conditions not inconsistent with the Option Plan as may be determined by the Board of Directors or its committee.


TERMS OF OPTIONS GRANTED TO OUTSIDE DIRECTORS

     Options granted to non-employee directors under the Option Plan are automatic and do not require any action on the part of the Board of Directors or any committee of the Board. Each such option is evidenced by a stock option agreement between the Company and the director to whom such option is granted and is subject to the following additional terms and conditions:

     (a) EXERCISE OF OPTION: An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and tendering payment to the Company of the purchase price. Payment for shares issued upon exercise of an option may consist of cash, check, exchange of shares of the Company's Common Stock or a combination thereof.

     (b) OPTION PRICE: The option price shall be 100% of the fair market value of the Company's Common Stock on the date of grant. The Board of Directors of the Company determines such fair market value based upon the closing price of the Common Stock on the date the option is granted.

     (c) TERMINATION OF STATUS AS A DIRECTOR: The Option Plan provides that if the optionee ceases to serve as a director of the Company, his option may be exercised within 90 days after the date he ceases to be a director as to all or part of the shares that the optionee was entitled to exercise at the date of such termination.

     (d) DISABILITY: If an optionee is unable to continue his service as a director of the Company as a result of his total and permanent disability, his option may be exercised at any time within six months after the date of his termination, but only to the extent he was entitled to exercise it at the date of such termination.

     (e) DEATH: If an optionee should die while serving as a director of the Company, his option may be exercised at any time within six months after death but only to the extent that the option would have been exercisable had the optionee continued living and remained a director of the Company for 12 months after the date of death. If an optionee should die within 30 days after ceasing to serve as a director of the Company, the option may be exercised within six months after death to the extent the option was exercisable on the date of such termination.

     (f) TERMINATION OF OPTIONS: Options granted to outside directors under the Option Plan have a term of 10 years. No option may be exercised after its expiration.

     (g) NONTRANSFERABILITY OF OPTIONS: An option is nontransferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable only by the optionee during his lifetime or, in the event of death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee.

     (h) OTHER PROVISIONS: The option agreement pursuant to which directors are granted options may contain such other terms, provisions and conditions not inconsistent with the Option Plan as may be determined by the Board of Directors.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     In the event any change is made in the Company's capitalization which results from a stock split or payment of a stock dividend or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration, appropriate adjustment shall be made with respect to shares and options available under the Option Plan. In the event of the proposed dissolution or liquidation of the Company, each option will terminate unless otherwise stipulated by the Board. In the event of a proposed sale of substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the option shall be assumed or an equivalent option shall be substituted unless the Board makes the option fully exercisable prior to the merger; provided, however, that with respect to options granted to directors, if such options are not assumed or as to which an equivalent option is not substituted, (i) those options granted on or after the effective date of the Option Plan shall become fully vested and exercisable unless the Board determines otherwise, while (ii) those options granted prior to the effective date of the Option Plan shall terminate. If the Board makes an option exercisable upon a merger or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of 30 days from the date of such notice and the option will terminate upon the expiration of such period.

AMENDMENT AND TERMINATION

     The Board of Directors may amend the Option Plan at any time or from time to time or may terminate it without approval of the stockholders; provided, however, that stockholder approval is required to the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor rule or provision or any other applicable law or regulation. No action by the Board or stockholders may unilaterally alter or impair any rights previously granted under the Option Plan without the consent of the optionee.

TAX INFORMATION REGARDING STOCK OPTIONS

     Options granted under the Option Plan may be either "incentive stock options," as defined in Section 422 of the Code, or "nonstatutory options." Options granted with respect to shares added to the Option Plan pursuant to the 4.5% annual increase must be nonstatutory options.

     If an option granted under the Option Plan is an incentive stock option, the optionee will recognize no income upon grant of the incentive stock option and incur no tax liability due to the exercise unless the optionee is subject to the alternative minimum tax. Upon the sale or exchange of the shares at least two years after grant of the option and one year after receipt of the shares by the optionee, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or 10% stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term, or short-term capital gain or loss, depending on the holding period.

     All other options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he is granted a nonstatutory option. However, upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the option price. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired or where the optionee is an officer, director or 10% stockholder of the Company, the date of taxation may be deferred unless the optionee files an election with the Internal Revenue Service under Section 83(b) of the Code. The income recognized by an optionee who is also an employee of the Company will be subject to tax withholding by the Company by payment in cash or out of the current earnings paid to the optionee. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss.

     The Company will be entitled to a tax deduction in the amount and at the time that the optionee recognizes ordinary income with respect to shares acquired upon exercise of a nonstatutory option.

     The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Option Plan, does not purport to be complete, and does not discuss the income tax laws of any municipality, state or foreign country in which an optionee may reside.

PARTICIPATION IN THE 1994 STOCK OPTION PLAN, AS AMENDED

     The grant of options under the Option Plan to outside directors is automatic and does not require any action on the part of the Board of Directors or any committee of the Board. Each current outside director will receive options to purchase 20,000 shares of the Company's Common Stock each year, which will vest over five years. The following table sets forth the additional number of options that the non-executive directors as a group will receive during the remainder of the term of the Option Plan as a result of the foregoing amendment to the Option Plan.

                              AMENDED PLAN BENEFITS

                              1994 STOCK OPTION PLAN


                                                    Additional Options to be
                                                  Received during the Remainder
                                                 of the Term of the Option Plan
                                                  as a Result of the Foregoing
Name of Group                                              Amendment (#)
- -----------------------------------              ------------------------------
T.J. Rodgers                                                    0
J. Daniel McCranie                                              0
Antonio L. Alvarez                                              0
Emmanuel Hernandez                                              0
Lothar Maier                                                    0
All current executive officers as a group                       0
All current non-executive directors as a group                  0
All current non-executive employees as a group                  0


REQUIRED VOTE

     The affirmative vote of the holders of a majority of the Common Stock present or represented at the meeting is required to approve the foregoing amendment to the Option Plan. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE OPTION PLAN.

                  PROPOSAL THREE   RATIFICATION OF APPOINTMENT
                           OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed Price Waterhouse LLP, independent accountants, to audit the consolidated financial statements of the Company for the fiscal year ending December 30, 1996 and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     Price Waterhouse LLP has audited the Company's financial statements annually since 1982. Its representatives are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

     Affirmative votes constituting a majority of the Votes Cast will be required to approve this proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR 1996.


                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

     It is important that your stock be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return the accompanying proxy in the envelope which has been enclosed, at your earliest convenience.


                                                 FOR THE BOARD OF DIRECTORS

                                                 Emmanuel Hernandez, Secretary



Dated:  April 5, 1996

(Front Side of Proxy Card)

                       CYPRESS SEMICONDUCTOR CORPORATION

                 PROXY FOR 1996 ANNUAL MEETING OF STOCKHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of CYPRESS SEMICONDUCTOR CORPORATION, a Delaware corporation, hereby acknowledge receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 5, 1996, and hereby appoints T.J. Rodgers and Emmanuel Hernandez, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1996 Annual Meeting of Stockholders of CYPRESS SEMICONDUCTOR CORPORATION to be held on Friday, May 3, 1996, at 10:00 a.m., local time, at its offices located at 4001 North First Street, San Jose, California 95134 and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, it then and there personally present, on the matters set forth below.

     A majority of such attorneys or substitutes as shall be presented and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall represent and act, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.



























CONTINUED AND TO BE SIGNED ON REVERSE SIDE

(Backside of Proxy Card)

[ X ] Vote as in this example

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE AMENDMENT TO THE COMPANY'S STOCK OPTION PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

1. ELECTION OF DIRECTORS:

Nominees: T.J. Rodgers; Pierre Lamond; Fred B. Bialek; Eric Benhamou;
          John C. Lewis:

                   [   ]                             [   ]
                    FOR                             WITHHELD


[   ] ________________________________________
      For all nominees except as noted above

2. PROPOSAL TO RATIFY AND APPROVE THE AMENDMENT TO THE COMPANY'S 1994 STOCK OPTION PLAN TO AMEND THE VESTING OF OPTIONS GRANTED TO NON-EMPLOYEE DIRECTORS OF THE COMPANY:

             [   ]                  [   ]                  [   ]
              FOR                  AGAINST                WITHHELD

3. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR FISCAL 1996:

             [   ]                  [   ]                  [   ]
              FOR                  AGAINST                WITHHELD

     In their discretion, the proxies are authorized to vote upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

       [   ]MARK HERE FOR ADDRESS CHANGE AND NOTE AT BELOW


Signature: ___________________________________    Date: _______________________

Signature: ___________________________________    Date: _______________________


(This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)